SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

a.               On May 20, 2015 Central Valley Community Bancorp held its Annual Meeting of Shareholders.

b.              The final results of voting for each matter submitted to a vote of shareholders at the meeting were as follows:

·                  Elected Directors of the Company to serve until the 2016 Annual Meeting of Shareholders and until their successors are elected and qualified.

·                  In the election for directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 13, 2015.  Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

Director	Votes Cast for Election	Withheld	Broker Non-Votes
Sidney B. Cox	7,803,636	101,501	1,226,780
Daniel N. Cunningham	7,809,110	99,027	1,226,780
Edwin S. Darden, Jr.	7,828,517	76,620	1,226,780
Daniel J. Doyle	7,835,320	69,817	1,226,780
Frank T. (“Tommy”) Elliott, IV	7,514,762	390,375	1,226,780
James M. Ford	7,829,173	75,964	1,226,780
Steven D. McDonald	7,827,539	77,598	1,226,780
Louis McMurray	7,816,592	88,545	1,226,780
William S. Smittcamp	7,823,731	81,406	1,226,780
Joseph B. Weirick	7,800,646	104,491	1,226,780

·                  The ratification of the appointment of Crowe Horwath LLP for the 2015 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

For	Against	Abstain
9,095,013	30,528	8,408

·                  The approval of the Central Valley Community Bancorp 2015 Omnibus Incentive Plan, which was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
7,248,800	481,418	176,951	1,226,780

·                  The adoption of a non-binding advisory resolution approving executive compensation. The resolution was ratified by the following votes:

For	Against	Abstain	Broker Non-Votes
7,299,821	171,309	436,039	1,226,780

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 21, 2015	By:	/s/ David A. Kinross
	Name:	David A. Kinross
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

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